EXHIBIT 99.5

INDEX TO AUDITED FINANCIAL STATEMENTS OF TAGSTAR SYSTEMS GMBH

SAUERLACH, GERMANY

Report of the independent auditor on the financial statements

We have audited the accompanying balance sheet of TagStar Systems GmbH as of June 30, 2008, and the related statement of income for the period from January 1, 2008 to June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TagStar Systems GmbH at June 30, 2008 and the results of its operations for the six-month-period then ended, in conformity with accounting principles generally accepted in Switzerland, which differ in certain respects from accounting principles generally accepted in the United States (see note 8 to the financial statements).

Ernst & Young Ltd

/s/ Louis Siegrist	/s/ Pramit Mehta
Louis Siegrist	Pramit Mehta
Swiss Certified Accountant	Certified Public Accountant

August 6, 2010

TAGSTAR SYSTEMS GMBH, SAUERLACH

BALANCE SHEET

AS OF 30 JUNE 2008

(All amounts are stated in €)

ASSETS
Current assets:
Cash	57,769
Receivables from goods and services	123,086
Other short-term receivables	338,787
Inventories	447,941
Prepaid expenses	79,056

Total current assets	1,046,639

Non-current assets:
Tangible fixed assets	170,170
Investment in affiliated company	252,010
Licenses	43,500

Total non-current assets	465,680

Total assets	1,512,319

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Payables for goods and services:
Third parties	206,834
Affiliated company	208,018

414,852
Other short-term liabilities	469,537
Tax provisions	64,298
Accrued liabilities and deferred income	148,969

Total current liabilities	1,097,656

Long-term financial liabilities	70,000

Total non-current liabilities	70,000

Total liabilities	1,167,656

Equity:
Share capital	25,000
General legal reserves	395,000
Loss carry forward:
Balance brought forward	292,493
Net loss for the period	(367,830)

Loss carry forward	(75,337)

Total shareholders’ equity	344,663

Total liabilities and shareholders’ equity	1,512,319

See accompanying notes to Audited Financial Statements of Tagstar Systems GmbH.

TAGSTAR SYSTEMS GMBH, SAUERLACH

INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(All amounts are stated in €)

Income
Net sales from goods and services	1,423,780
Other operating income	75,657
Financial income	331

Total income	1,499,768

Expenses
Material and merchandise expenses	1,061,146
Personnel expenses	270,757
Other operating expenses	406,373
Depreciation	90,652
Financial expenses	2,766
Tax	35,904

Total expenses	1,867,598

Net loss for the period	(367,830)

See accompanying notes to Audited Financial Statements of Tagstar Systems GmbH.

TAGSTAR SYSTEMS GMBH, SAUERLACH

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF 30 JUNE 2008

1. Company Background

TagStar Systems GmbH (“Tagstar” or the “Company”) is a leading supplier of Radio Frequency Identification inlays for ticketing, labeling, smart cards and special transponder designs in two frequency bands: HF and UHF. Its smart inlay production meets the highest levels of quality using an advanced, cost efficient production processes.

2. Basis of Presentation

The accompanying financial statements have been prepared on a historical cost basis in accordance with Swiss generally accepted accounting principles stipulated by the Swiss Code of Obligations (“Swiss GAAP”). All amounts are stated in Euro (“€”).

3. Significant Accounting Policies

Inventories:

Inventories, which include raw materials, semi-finished and finished goods, are stated at the lower of cost, or market value. An estimated provision is recorded for excess inventory, technical obsolescence and no ability to sell based primarily on expectations for future use.

Tangible Fixed Assets:

Tangible fixed assets and intangible assets are stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Depreciation is computed using the straight-line method over estimated useful lives of the asset. The assets residual values, useful lives and methods of depreciation are reviewed at each financial year end, and adjusted prospectively if appropriate.

Intangible Assets:

Acquired intangible assets are stated at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets, excluding capitalized development costs, are not capitalized and expenditure is reflected in the income statement in the year in which the expenditure is incurred. Intangible assets are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired.

Revenue Recognition:

The Company’s revenues arise from products that are manufactured, packaged, delivered and invoiced against specific customer orders. The risks and rewards are transferred to the customer at the time of delivery and invoicing and revenue is recognized at that time. Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and sales taxes or duty.

Interest income is recognized as interest accrues. Interest income is included in finance income in the income statement.

Income Taxes:

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date.

Provisions and Accruals:

Provisions have been made to the extent required by generally accepted accounting principles in Switzerland. Provisions are to be created in particular to cover potential losses from contractual obligations. Excess reserves exceeding the above are permitted to the extent justified with regard to the continuing prosperity of the Company or the distribution of a dividend as equal as possible, taking into account the interests of the shareholders.

Investments in Affiliated Companies:

Affiliated company represents investment in a fully owned subsidiary and is stated at cost.

Research and development costs:

Research costs are expensed as incurred. Development expenditure on an individual project is recognized as an intangible asset when the Company can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete and its ability to use or sell the asset;

•	how the asset will generate future economic benefits;

•	the availability of resources to complete the asset; and

•	the ability to measure reliably the expenditure during development.

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit.

Commitments:

As of June 30, 2008 the company had the following commitments:

As of June 30, 2008
(In €)
Joint and several liability
Tagstar Systems GmbH belongs to a VAT group and is jointly and severally liable with Exypnotech GmbH for the VAT payments arising from the VAT group’s activities.
Total amount of liabilities from leasing contracts not included in the balance sheet	1,075,766
Fire insurance value of the fixed assets
Land and buildings	862,889

4. Transactions with Affiliated Company

Payable for goods and services to affiliated company appearing in the balance sheet relates to the transactions entered into with Expno Tech for normal business operations at arm’s length.

5. Long-term Financial Liabilities

The Company entered into a loan agreement with Bluehill ID AG (“Bluehill ID”) on June 26, 2008 whereby it was agreed that Bluehill ID will lend €200,000 to the Company in four installments over a two month period. Amounts outstanding under the loan accrue interest at 5.00% per annum, and interest is payable on a half-yearly and due on June 30 and December 31 of each year. Bluehill ID has the right to demand the loan and outstanding interest anytime by giving six-week written notice to the Company. If the payment of outstanding interest or any portion of the loan becomes overdue for more than 20 days, the entire loan, including any accrued interest will be due and payable immediately. Long-term financial liabilities of €70,000 relates to the first installment disbursed by Bluehill ID on June 26, 2008.

6. Inventories

Inventories consist of:

June 30, 2008
(In €)
Raw materials	288,776
Finished goods	159,165

Total	447,941

7. Risk assessment

In the six-month period ending June 30, 2008, no formal risk assessment was performed by the board of directors.

8. Reconciliation to accounting principles generally accepted in the United States (“U.S. GAAP”)

a.	The Company prepares its financial statements in accordance with Swiss GAAP, which differs in certain respects to U.S. GAAP. The effects of the application of U.S. GAAP to net income and shareholders‘ equity are set out in the tables below:

Net income reconciliation from Swiss GAAP to U.S. GAAP:

For the six months ended June 30, 2008 (in €)
Net loss reported under Swiss GAAP	(367,830)

Description of items having the effect of increasing reported loss:
Depreciation on capital lease assets [Note 8 (b) (2)]	(57,707)
Interest expense on capital leases [Note 8 (b) (2)]	(28,550)
Short-term provisions that do not meet liability recognition criteria under U.S. GAAP [Note 8 (b) (4)]	(11,707)

Description of items having the effect of decreasing reported loss:
Operating lease rent payments [Note 8 (b) (2)]	219,518
Income tax expense [Note 8 (b) (3)]	1,016

Subtotal of net income effects excluding Exypno Tech consolidation	122,570

Consolidation of Exypno Tech GmbH [Note 8 (b) (1)]	(22,297)

Total net impact of the reconciling items	100,273

Net consolidated loss according to U.S. GAAP	(267,557)

Below is the statement of shareholders’ equity according to Swiss GAAP as of and for the six months ended June 30, 2008 (in €):

	Common Stock	Accumulated Deficit	Total Equity

Balances, January 1, 2008	25,000	687,493	712,493

Net loss for the six months ended June 30, 2008	—	(367,830)	(367,830)

Balances, June 30, 2008	25,000	319,663	344,663

Net shareholders’ equity reconciliation from Swiss GAAP to U.S. GAAP: (in €)

Total shareholders’ equity as shown in the financial statements	344,663

Adjustments for:
Net loss reconciling items (as shown in income statement above)	122,570
Short-term provisions that do not meet liability recognition criteria under U.S. GAAP [Note 8 (b) (4)]	224,803
Assets capitalized under capital leases [Note 8 (b) (2)]	289,271
Capital lease obligations associated with capitalized assets [Note 8 (b) (2)]	(742,027)
Consolidation of Exypno Tech GmbH [Note 8 (b) (1)]	63,435

Total consolidated shareholders’ equity according to U.S. GAAP	302,715

The components of consolidated shareholders’ equity under U.S. GAAP are as follows:

Common stock	25,000
Accumulated deficit	277,715

Total shareholders’ equity according to U.S. GAAP	302,715

Below is the consolidated statement of cash flows prepared in accordance with U.S. GAAP for the six months ended June 30, 2008 (in €):

Cash flows from operating activities:
Net loss	(267,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	166,880
Interest expense	28,550
Deferred income taxes	(5,556)
Changes in operating assets and liabilities:
Accounts receivable	335,326
Inventories	53,429
Prepaid expenses and other assets	(261,419)
Accounts payable	(96,473)
Accrued expenses	234,466

Net cash provided by operating activities	187,646

Cash flows from investing activities:
Capital expenditures	(38,512)
Proceeds from sale of fixed assets	1,024

Net cash used in investing activities	(37,488)

Cash flows from financing activities:
Loan proceeds	70,000
Payment of capital lease obligations	(219,518)

Net cash provided by financing activities	(149,518)

Net increase in cash and cash equivalents	640
Cash and cash equivalents at beginning of period	57,434

Cash and cash equivalents at end of period	58,074

b.	The material variations from Swiss GAAP and U.S. GAAP are, as follows:

1)	Consolidation: Under Swiss GAAP, no consolidation is required for statutory financial reporting. Under U.S. GAAP, the financial statements of majority-owned subsidiaries are consolidated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810 — Consolidation (“ASC 810”). Prior to January 1, 2008, Tagstar acquired 100% shares of Expno Tech GmbH (“Expno Tech”). As a result, the Company consolidated the financial statements of Expno Tech in accordance with ASC 810. The cost of the investment which represents the net assets acquired on the date of acquisition is already reflected in the shareholders’ equity as shown in the financial statement. As such, the impact of consolidating the financial statements of Expno Tech as of June 30, 2008 and for the six months period then ended have been reflected in the net income reconciliation (€22,297) and equity reconciliation (€63,435) from Swiss GAAP to U.S. GAAP.

2)	Leasing: Under Swiss GAAP, the accounting for leases closely follows tax regulations. Under U.S. GAAP, the leases are accounted for in accordance with ASC Topic 840, Leases, (“ASC 840”). ASC 840 specifies four criteria to evaluate whether a lease should be accounted for as an operating lease or a capital lease. If a lease meets one or more of those four criteria, the lease shall be classified as a capital lease by the lessee. Otherwise, it shall be classified as an operating lease. Swiss GAAP does not specify any specific criteria to evaluate the classification of a lease, hence, accounting conclusion may differ under Swiss GAAP as compared to U.S. GAAP. Therefore, certain leases were capitalized as capital leases that were qualified as operating leases under Swiss GAAP. As a result, the Company recorded operating lease rent expense of €219,518 in accordance with Swiss GAAP as shown in the net income reconciliation from Swiss GAAP to U.S. GAAP. The lease was recorded as capital leases in accordance with ASC 840. As a result, the depreciation expense of €57,707 on capital lease assets and interest expense of €28,550 on capital lease obligations were recognized as shown in the net income reconciliation and the capital lease asset of €289,271 and the related capital lease liability of €742,027 were recognized as shown in the equity reconciliation from Swiss GAAP to U.S. GAAP.

3)	Deferred Income Taxes: There were no deferred tax assets and deferred tax liabilities recognized under Swiss GAAP. Under U.S. GAAP, income taxes are accounted for in accordance with FASB ASC Topic 740, Income Taxes, (“ASC 740”), which requires the asset and liability approach for financial accounting and reporting of income taxes. Under this method, the deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is provided to reduce the net deferred tax asset to an amount that is more likely than not to be realized. Certain deferred tax assets and deferred tax liabilities were recognized in the balance sheet in accordance with ASC 740, and any changes in deferred tax assets and deferred tax liabilities from period to period were recognized in the income statement. The Company recorded 100% valuation allowance on the net deferred tax assets as it was determined it is more likely than not that these assets would be realized. As a result, the income tax benefit recorded in income statement due to changes in net deferred tax assets was offset by the valuation allowance. As a result, there was no net impact to the net loss and net shareholders equity.

4)	Short-term provisions: Under Swiss GAAP, provisions can be set up in excess of the economical need at the discretion of management with local tax legislation setting the upper limit. Under U.S. GAAP, the amounts are recognized as liabilities if it meets the definition of liability in accordance with ASC Topic 450, Contingencies, (“ASC 450”). As a result, certain short-term provisions of €11,707 were not recognized as expense in accordance with ASC 450 as shown in the net income reconciliation from Swiss GAAP to U.S. GAAP.